EXHIBIT 21.1

SUBSIDIARIES OF

FERRELLGAS PARTNERS, L.P.

Ferrellgas, L.P., a Delaware limited partnership

Ferrellgas Partners Finance Corp., a Delaware Corporation

  SUBSIDIARIES OF

FERRELLGAS, L.P.

Ferrellgas Receivables, LLC, a Delaware limited liability company

Ferrellgas Finance Corp., a Delaware Corporation

FNA Canada, Inc., a Delaware Corporation

Blue Rhino Global Sourcing, Inc., a Delaware Corporation

Uni Asia, Ltd, a Seychelles limited company

Bridger Logistics, LLC, a Louisiana limited liability company

Bridger Transportation, LLC, a Louisiana limited liability company

Bridger Leasing, LLC, a Louisiana limited liability company

Bridger Storage, LLC, a Louisiana limited liability company

Bridger Marine, LLC, a Delaware limited liability company

Bridger Admin Services II, LLC, a Delaware limited liability company

Bridger Rail Shipping, LLC, a Louisiana limited liability company

South C&C Trucking, LLC, a Texas limited liability company

Bridger Terminals, LLC, a Delaware limited liability company

Bridger Real Property, LLC, a Delaware limited liability company

J.J. Addison Partners, LLC, a Texas limited liability company

J.J. Karnack Partners, LLC, a Texas limited liability company

J.J. Liberty, LLC, a Texas limited liability company

Bridger Lake, LLC, a Delaware limited liability company